Exhibit 99.1
                                                                    News Release

PR Media:                                            Financial:
Jeff Weir                                            Jim Foltz
National Semiconductor                               National Semiconductor
(408) 721-5199                                       (408) 721-5693
jeff.weir@nsc.com                                    invest.group@nsc.com

National Semiconductor Reports $29.7 Million Profit,
Earnings of 15 Cents per Share for First Quarter of FY 2004

o    Gross margin improved to 47.2%, up from 44.6% in Q4
o Q1 revenues reached $424.8 million, comparable to Q4's revenue of $425.3 million
o    Positive book-to-bill in Q1
o    National starts Q2 with highest 13-week backlog in 10 quarters
o    Company projects 4% to 7% revenue growth in Q2
o Expenses projected to decrease in Q2 as a result of profit-improvement actions

SANTA CLARA, Calif., September 4, 2003 - National Semiconductor Corporation (NYSE:NSM) today reported a GAAP profit of $29.7 million, or 15 cents per share, on revenues of $424.8 million for the first quarter of fiscal 2004, which ended August 24. The first quarter net profit included special charges of $12.6 million, primarily for severances and asset impairments, and a $1.9 million net charge for implementing FAS 143, a new accounting standard. These charges were partially offset by miscellaneous gains of $9.1 million. Without these charges and gains, National would have reported net after-tax income of $34.7 million, or earnings of 18 cents per share.

"Our numbers speak for themselves," said Brian L. Halla, National's chairman, president and CEO. "In one year, we've improved National's summer quarter profits from $1 million to nearly $30 million and we're continuing to gain share in our key analog markets."

National's first quarter revenues were slightly higher than last year's first quarter revenues of $420.6 million. National's net income for the first quarter of fiscal 2003 was $1.3 million, or 1 cent per share. Due to an improved product mix and increased factory utilization, the company's gross margin for the first quarter of fiscal 2004 was 47.2 percent, a 3.9-percentage point increase from the 43.3 percent gross margin reported a year ago, and a 2.6-percentage point increase from the 44.6 percent gross margin reported for the fourth quarter of fiscal 2003. On a sequential basis, first quarter fiscal 2004 revenues were comparable to fourth quarter 2003 revenues of $425.3 million.

Backlog Improves
Worldwide bookings exceeded billings in the first quarter of fiscal 2004. Orders showed particular strength in the Asia Pacific and Japan regions. In addition, National started the second quarter of fiscal 2004 with the highest 13-week backlog in 10 quarters. Overall bookings for the first quarter showed a slight seasonal decline from the spring quarter. However, order rates improved as the quarter progressed.

Portable Power Management and Wireless product orders led the company with significant year-to-year and sequential bookings growth. For example, orders for National's Power Management products grew 36 percent year-to-year and 13 percent sequentially. Within power management, orders for portable applications grew more than 70 percent year-to-year and 30 percent sequentially. Bookings for Data Conversion and PC products also outpaced the company's overall bookings rate.

Outlook for Q2 2004
National's guidance for the second quarter of FY 2004 is for revenues to grow 4 to 7 percent sequentially. Consistent with this revenue growth, gross margins are expected to increase to more than 48 percent. The company also expects operating expenses to decrease in the second quarter. These reductions are consistent with profit-improvement actions National launched in the second half of fiscal 2003.

"The steps we've taken this year to generate 'higher returns faster' are clearly working," said Halla. "Our focus on National's core analog strengths and our investments in its fastest growing areas, such as power management, are paying off. We are confident that National's earnings can continue to grow in the future."

Summary of Results
--------------------------------------------------------------------------------
                                       For 3 months ended    For 3 months ended
                                        August 24, 2003       August 25, 2002

Net sales                               $424.8 million        $420.6 million
Net income                              $ 29.7 million        $  1.3 million
Earnings per share diluted              $    0.15             $     0.01

Net income excluding special items,
certain gains and the effect of an
accounting change in fiscal 2004
and none in fiscal 2003                 $ 34.7 million        $  1.3 million

Earnings per share excluding special
items, certain gains and the effect
of an accounting change in fiscal
2004 and none in fiscal 2003            $   0.18              $   0.01
--------------------------------------------------------------------------------

Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These factors include, but are not restricted to, new orders received and shipped during the remainder of the second quarter, the degree of factory utilization, the successful construction of our Suzhou assembly and test facility, the successful sale of existing inventories at existing prices, and the ramp up of recently introduced products. Other risk factors are included in the company's 10-K for the year ended May 25, 2003 (see Outlook and Risk Factors sections of Management's Discussion and Analysis of Financial Conditions and Results of Operations) and the Annual Report dated May 25, 2003.

About National Semiconductor
National Semiconductor is the premier analog company driving the information age. Combining real-world analog and state-of-the-art digital technology, the company is focused on analog-based semiconductor products, which include stand-alone devices and subsystems in the areas of power management, imaging, display drivers, audio, amplifiers and data conversion. The company targets key markets such as wireless, displays, PCs, networks and a broad range of portable applications. With headquarters in Santa Clara, California, National reported sales of $1.67 billion for its most recent fiscal year. Additional company and product information is available on the World Wide Web at www.national.com.

National Semiconductor is a registered trademark.
NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)


                                                  Three Months Ended
                                                 ---------------------
                                                  Aug 24,      Aug 25,
                                                   2003         2002
                                                 --------     --------
Net sales                                         $ 424.8      $ 420.6

Operating costs and expenses:
Cost of sales                                       224.4        238.3
Research and development                             92.1        110.7
Selling, general and administrative                  68.4         69.9
Special items                                        12.6          -
                                                 --------     --------
   Total operating costs and expenses               397.5        418.9
                                                 --------     --------
Operating income                                     27.3          1.7
Interest income, net                                  3.1          4.1
Other income (expense), net                           5.5         (1.5)
                                                  --------     --------
Net income before taxes and cumulative
  effect of a change in accounting principle         35.9          4.3
Income tax expense                                    4.3          3.0
                                                  --------     --------
Income before cumulative effect of a change in
  accounting principle                               31.6          1.3
Cumulative effect of a change in accounting
  principle including tax effect of $0.2 million     (1.9)         -
                                                  --------     --------
Net income                                        $  29.7      $   1.3
                                                  ========     ========

Earnings per share:

  Income before cumulative effect of a change in
    accounting principle:
         Basic                                      $ 0.17      $  0.01
         Diluted                                    $ 0.16      $  0.01

  Net income:
         Basic                                      $ 0.16      $  0.01
         Diluted                                    $ 0.15      $  0.01


Selected income statement items as a percentage of sales:

Gross margin                                         47.2%        43.3%
Research and development                             21.7%        26.3%
Selling, general and administrative                  16.1%        16.6%
Net income                                            7.0%         0.3%
Effective tax rate                                   12.0%        N/A

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)
                                                   Aug. 24,     May 25,
                                                    2003         2003
ASSETS                                             --------     --------
Current assets:
  Cash and cash equivalents                       $  721.4     $  802.2
  Short-term marketable investments                  193.9        113.2
  Receivables                                        156.5        137.1
  Inventories                                        155.1        142.2
  Deferred tax assets                                 66.0         66.0
  Other current assets                                37.4         20.5
                                                   --------     --------
  Total current assets                             1,330.3      1,281.2

Net property, plant and equipment                    660.9        680.7
Goodwill                                             173.3        173.3
Other assets                                         100.5        109.4
                                                   --------     --------
Total assets                                      $2,265.0     $2,244.6
                                                  ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt               $    1.4     $    2.3
  Accounts payable                                    97.1        107.0
  Accrued expenses                                   185.1        208.5
  Income taxes payable                                46.5         49.6
                                                   --------     --------
  Total current liabilities                          330.1        367.4

Long-term debt                                        20.6         19.9
Other noncurrent liabilities                         159.4        151.3
                                                   --------     -------
  Total liabilities                                  510.1        538.6
                                                   --------     --------
Commitments and contingencies

Shareholders' equity:
  Common stock                                        92.7         91.8
  Additional paid-in capital                       1,472.6      1,451.3
  Retained earnings                                  306.9        277.2
  Accumulated other comprehensive loss              (117.3)     (114.3)
                                                  --------     --------
  Total shareholders' equity                       1,754.9     1,706.0
                                                   --------     -------
Total liabilities and shareholders' equity        $2,265.0    $2,244.6
                                                   ========    ========

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)
                                                   Three Months Ended
                                                  ---------------------
                                                   Aug 24,      Aug 25,
                                                    2003         2002
                                                  --------     --------
Cash flows from operating activities:
Net income                                         $ 29.7        $  1.3
Cumulative effect of accounting principle,
  including tax effect of $0.2 million                1.9           -
Adjustments to reconcile net income with net cash
  provided by operating activities:
   Depreciation, amortization and accretion          55.2         55.5
   Net gain on investments                           (2.3)        (0.5)
   Share in net losses of equity-method investments   4.8          3.6
   Loss on disposal of equipment                      2.2          1.2
   Noncash special items                              3.9          -
   Other, net                                         0.7          2.4
   Changes in certain assets and liabilities, net:
    Receivables                                     (11.8)       (12.1)
    Inventories                                     (17.5)       (13.6)
    Other current assets                            (10.3)       (13.6)
    Accounts payable and accrued expenses           (34.2)       (11.5)
    Current and deferred income taxes payable        (3.1)        (1.6)
    Other noncurrent liabilities                      6.0          4.5
                                                  --------     --------
Net cash provided by operating activities            25.2         15.6
                                                  --------     --------
Cash flows from investing activities:
Purchase of property, plant and equipment           (41.5)       (60.9)
Sale and maturity of available-for-sale securities  244.8        130.8
Purchase of available-for-sale securities          (327.6)       (47.5)
Sale of investment                                    -            1.1
Investment in nonpublicly traded companies            -           (7.2)
Funding of benefit plan                              (2.7)        (2.5)
Other, net                                            1.3         (0.5)
                                                  --------     --------
Net cash provided by (used by) investing
  Activities                                       (125.7)        13.3
                                                 --------     --------
Cash flows from financing activities:
Repayment of debt                                    (0.9)        (2.1)
Issuance of common stock, net                        20.6         10.9
                                                 --------     --------
Net cash provided by financing activities            19.7          8.8
                                                 --------     --------
Net change in cash and cash equivalents             (80.8)        37.7
Cash and cash equivalents at beginning of period    802.2        681.3
                                                 --------     --------
Cash and cash equivalents at end of period        $ 721.4      $ 719.0
                                                  ========     ========

PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(in millions, except per share amounts)
                                                   Three Months Ended
                                                  ---------------------
                                                   Aug 24,      Aug 25,
                                                    2003         2002
                                                  --------     --------
Earnings per share:
         Basic                                      $ 0.16      $  0.01
         Diluted                                    $ 0.15      $  0.01

Net income used in basic and diluted
  earnings per share calculation                    $29.7        $ 1.3

Weighted-average shares:
         Basic                                      184.5        180.7
         Diluted                                    191.9        187.1


NOTES TO FINANCIAL TABLES
(in millions)

Reconciliation of net income as reported to net income excluding special charges and gains, and the cumulative effect of a change in accounting principle for the three months ended August 24, 2003:

Net income as reported                                            29.7
Add back:
  Cumulative effect of a change in accounting principle
    including tax effect of $0.2 million                           1.9
                                                                --------
Income before cumulative effect of a change in accounting
  Principle                                                     $ 31.6
Add back:
  Special items - Exit and disposition of the IA business
    and related cost reduction actions, net of $1.5 million
    tax effect                                                    11.1
Deduct:
  Special gains, net of $1.1 million tax effect                   (8.0)
                                                                --------
Net income excluding special charges and gains and
  cumulative effect of a change in accounting principle         $ 34.7
                                                                ========
Earnings per share:
         Basic                                                     0.19
         Diluted                                                 $ 0.18

Weighted-average shares:
         Basic                                                   184.5
         Diluted                                                 191.9

New Accounting Standard
-----------------------

Effective May 26, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. In connection with the adoption of this new standard, we recorded a $1.9 million charge including tax effect of $0.2 million, which represents the cumulative depreciation of additional asset costs and accretion of the related asset retirement obligations that would have been recognized in periods prior to fiscal 2004 had the standard been applied at the time the asset retirement obligations were initially incurred.


                                                  Three Months Ended
                                                  ---------------------
                                                   Aug 24,      Aug 25,
                                                    2003         2002
                                                  --------     --------
Special items
-------------
Cost reduction items                               $  8.6      $   -
Disposition of IA business                            4.0          -
                                                  --------     --------
  Total special items                              $ 12.6      $   -
                                                  ========     ========

Interest income, net
--------------------
Interest income                                   $   3.2       $  4.5
Interest expense                                     (0.1)        (0.4)
                                                  --------     --------
  Interest income, net                            $   3.1       $  4.1
                                                  ========     ========

Other income, net
-----------------
Net intellectual property income                  $   8.0      $   1.6
Net gain on investments                               2.3          0.7
Share in net losses of equity-method investments     (4.8)        (3.6)
Other                                                 -           (0.2)
                                                  --------     --------
  Total other income, net                         $   5.5      $  (1.5)
                                                  ========     ========